UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 09, 2015

Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33658    20-0447377

(Commission File Number)    (IRS Employer Identification No.)

4955 Steubenville Pike Suite 405, Pittsburgh, Pennsylvania    15205

(Address of Principal Executive Offices)    (Zip Code)

(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

First Amendment to Revolving Credit and Security Agreement

On December 09, 2015, the Company entered into the First Amendment to the Revolving Credit and Security Agreement (the “First Amendment”), by and among Zochem, Inc. (“Zochem”) the Guarantors thereto, and PNC Bank, National Association (“PNC”). Zochem, as borrower, the Guarantors thereto and PNC, as lender, originally entered into the Revolving Credit and Security Agreement (“Credit Agreement”) on April 29, 2014.

The First Amendment amended certain provisions of the Credit Agreement to permit letters of credit to be issued with an expiration date of up to one year beyond the expiration of the Credit Agreement, on September 28, 2016, as long as such letters of credit are cash collateralized on or before the thirtieth day prior to the expiration date of the Credit Agreement. The First Amendment has an effective date of December 09, 2015.

The description of the First Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the First Amendment filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 11, 2015.

HORSEHEAD HOLDING CORP.

                                /s/ Robert D. Scherich
By:    Robert D. Scherich
Its:     Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to the Revolving Credit and Security Agreement, dated as of April 29, 2014, by and among Zochem, Inc., as borrower, Horsehead Holding Corp., as guarantor, and PNC Bank, N.A., as agent and lender